UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 29, 2004


                             AEGIS ASSESSMENTS, INC.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

Commission file number 000-50213

Delaware                                                         72-1525702
--------                                                         ----------
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)


              7975 N. Hayden Road, Suite D363, Scottsdale, AZ 85258
              -----------------------------------------------------
                    (Address of principal executive offices)

                                  480.778.9140
                                  ------------
                           (Issuer's telephone number)

ITEM 5.03  Change in Fiscal Year

The company has determined to change the fiscal year from that used in its most recent filing with the Commission from year-end July 31 to year-end June 30. On September 16, 2004, the company's Board of Directors authorized the company's senior management to determine the effective date of the change. On October 29, 2004, management determined that the effective date of the change shall be December 31, 2004. The report covering the transition period shall be filed on a Form 10-QSB.


ITEM 7.01  Regulation FD Disclosure

Now that the company has commercialized its technologies, the company is preparing an application for listing on the American Stock Exchange (AMEX). AMEX is a centralized exchange that utilizes specialists to maintain a fair and orderly market. In addition to certain quantitative standards, AMEX considers the nature of a company's business, the market for its products, the reputation of its management, its historical record and pattern of growth, its financial integrity, its demonstrated earning power and its future outlook. The company believes a listing on AMEX will increase its ability to reach an expanded shareholder base and increase its exposure to the investment community.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2004

Aegis Assessments, Inc.

/s/ Richard Reincke
-------------------
Richard Reincke
President/Chief Operating Officer